UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2007

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2007, Lifetime Brands, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Granite Sierra Park LP for approximately 753,170 square feet of warehouse and distribution space in Fontana, California. The facility will serve as the Company’s main West Coast distribution center to which all of the Company’s current West Coast distribution facilities will be consolidated. The term of the Lease is ten years and annual rent will be approximately $3.3 million at the onset of the Lease and will increase over the term of the Lease to approximately $4.5 million. The Lease contains two renewal options for five years each. The Company expects to occupy the space by December 1, 2007.

A copy of the Lease is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Lease Agreement between Granite Sierra Park LP and Lifetime Brands, Inc. dated June 29, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Laurence Winoker Laurence Winoker Senior Vice-President of Finance and Chief Financial Officer

Date: July 6, 2007